UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2020

REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common	RBCAA	The Nasdaq Stock Market

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR    240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Logan M. Pichel as President of Republic Bank & Trust Company

On May 5, 2020, Republic Bank & Trust Company (the “Bank”), a wholly owned subsidiary of Republic Bancorp, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Logan M. Pichel to serve as President of the Bank.

Mr. Pichel, 55, has 25 years’ experience in the financial services industry.  Prior to joining the Company, Mr. Pichel served as Executive Vice President, Head of Corporate Development - Financial Planning & Analysis and Mergers and Acquisitions of Regions Bank since July 2019.  Mr. Pichel also served in the following capacities at Regions Bank: Head of Enterprise Operations (2018-2019), Head of Consumer Lending (2010-2018) and National Production Manager, Regions Mortgage (2005-2010).  Mr. Pichel has also held leadership positions at Citizens Bank (Flint, MI), and M&T Bank (Buffalo, NY).  Mr. Pichel obtained his B.S.B.A. in Finance from Ohio Northern University, and his M.B.A from the University of Michigan.

Employment Agreement

In connection with his appointment, the Bank entered into an employment agreement with Mr. Pichel on April 24, 2020 (the “Employment Agreement”). The Employment Agreement’s initial term ends on December 31, 2021, with automatic annual renewals thereafter for successive one-year periods unless either party elects not to renew by providing written notice to the other party at least 60 days prior to the expiration of the then-current term.  The Employment Agreement provides for a starting annual base salary of $650,000, a guaranteed bonus payout of $325,000 on March 12, 2021, provided that Mr. Pichel is an employee of the Bank on that date, a $75,000 relocation payment, a target bonus potential of $500,000 for the 2021 calendar year and thereafter, and provision of benefits made available to other executive officers.  In addition to his cash compensation, Mr. Pichel’s Employment Agreement also calls for the following equity compensation components:

1)
A nonqualified stock option grant of Company stock with a fair market value of $425,000, as determined by the Black Scholes pricing model, to be made within 30 days of the effective date of Mr. Pichel’s employment, which shall fully vest on December 31, 2023.

2)
Beginning the first business day of 2021, and each year thereafter, Mr. Pichel will be granted three tranches of long-term incentive plan awards in the following amounts and categories with each award being subject to three-year cliff vesting:

	o	Restricted stock units (“RSUs”), payable in Company stock, with a fair market value on the date of grant of $200,000,

o
Performance stock units (“PSUs”), payable in Company stock, with a fair market value on the date of grant of $200,000 payable in whole or in part on the vesting date based on the extent to which three performance criteria, as established by the Bank, are achieved.  The performance criteria shall determine the ultimate value and vesting of the awards (at threshold, target, and maximum levels). Such performance criteria can be revised or updated for awards in future years in the Bank’s discretion, and

o
A nonqualified stock option grant of Company stock with a fair market value of $200,000, as determined by the Black Scholes pricing model, that vest and become exercisable on the third anniversary of the grant date.

Mr. Pichel will also be eligible to participate in the Company’s nonqualified deferred compensation plan for 2020 at an annual level of $25,000.

Through the initial term of the Employment Agreement, upon termination without cause or resignation for good reason, as defined in the Employment Agreement (including not being appointed Chief Executive Officer of the Bank by December 31, 2021) and not in connection with a change of control, Mr. Pichel would be entitled to receive the following benefits:

1)	severance equal to one-year’s base salary, payable in regular payroll installments over a one-year period,

2)	payment of the annual bonus target, initially set at $500,000, also payable in regular payroll installments over one-year period,

3)	the immediate vesting of the nonqualified stock options granted within 30 days after his employment date,

4)	the immediate vesting of all RSUs and PSUs granted in January 2021 or thereafter,

5)
the continued participation of Mr. Pichel for 12 months in all employee welfare benefit plans within Sections 3(1) of the Employee Retirement Income Security Act of 1974, in which Mr. Pichel was participating immediately prior to his termination

Upon a Change of Control, as defined in the Employment Agreement, that occurs prior to January 1, 2022, and Mr. Pichel is involuntarily terminated without cause or voluntarily by Mr. Pichel for good reason, as defined in the Employment Agreement, within a two-year period after such change of control, Mr. Pichel would be entitled to receive the benefits above.  However, assuming that Mr. Pichel attains the Chief Executive Officer position of the Bank on or before January 1, 2022, it is the Bank’s intent to offer a new Change of Control agreement at that time that will include two years of base salary plus two times average bonus in the event of the occurrence of a double trigger termination, on terms similar to those then in effect for other executive officers of the Bank.

This summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Other

Mr. Pichel has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Mr. Pichel will assume the open position of President of Republic Bank & Trust Company no later than July 1, 2020.

Item 7.01. Regulation FD Disclosure.

The Bank issued a press release on May 5, 2020 to announce the hiring of the Bank President. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.

10.1	Agreement of Employment dated April 24, 2020, between Republic Bank & Trust Company and Logan Pichel.

99.1	Republic Bancorp, Inc. News Release dated May 5, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.

(Registrant)

Date: May 5, 2020	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Agreement of Employment dated April 24, 2020, between Republic Bank & Trust Company and Logan Pichel filed herewith.

99.1	Republic Bancorp, Inc. News Release dated May 5, 2020 furnished herewith.